UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 13, 2022

Comstock Holding Companies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-32375	20-1164345
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1900 Reston Metro Plaza, 10TH Floor
Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (703) 230-1985

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	CHCI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement
Share Exchange and Purchase Agreement
On June 13, 2022, Comstock Holding Companies, Inc. (“CHCI” or the “Company”) entered into a Share Exchange and Purchase Agreement (the “SEPA”) with CP Real Estate Services, LC, formerly known as Comstock Development Services, LC (“CPRES”), an entity controlled by Christopher Clemente, the Chief Executive Officer of CHCI, pursuant to which CHCI acquired from CPRES all of the shares of the Company’s Series C Non-Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), which were immediately cancelled and fully retired by CHCI.
Pursuant to the SEPA, CHCI acquired 3,440,689 shares of Series C Preferred Stock, valued at $5.00 per share, for a total value of $17,230,445, in exchange for (i) 1,000,000 shares of the Company’s Class A common stock, par value $0.01 per share, valued at the consolidated closing bid price of the Class A shares on Nasdaq on the day immediately preceding the entry into the SEPA, and (ii) $4,000,000 in cash. The SEPA was unanimously approved by the independent directors of the Company.
Subsequent to the completion of the transactions set forth in the SEPA and the 2022 AMA (defined and described below), CPRES and designated entities owned or controlled by Mr. Clemente thereafter plan to transfer approximately three million shares of the Company’s Class A common stock it holds to Schar Holdings, LLC and designated entities owned or controlled by Dwight Schar, resulting in each of Mr. Clemente and Mr. Schar having a thirty-one percent (31%) economic beneficial ownership interest in the Company.
The foregoing description of the material terms of the SEPA is not exhaustive and is qualified in its entirety by reference to the full text of the SEPA, which the Company intends to file as an exhibit to its quarterly report on Form 10-Q for the period ended June 30, 2022.
Master Asset Management Agreement
On June 13, 2022, CHCI Asset Management, L.C., formerly known as CDS Asset Management, L.C. (“CAM”), an entity wholly owned by CHCI, entered into a new master asset management agreement (the “2022 AMA”) with Comstock Partners, L.C. (“CP”), which supersedes in its entirety the amended and restated asset management agreement between CAM and CPRES dated April 30, 2019 (the “2019 AMA”). Pursuant to the 2022 AMA, CP has engaged CAM to manage and administer CP’s commercial real estate portfolio (the “Anchor Portfolio”) and the day to-day operations of CP and each property-owning subsidiary of CP (collectively, the “CP Entities”). The entry into the 2022 AMA was unanimously approved by the independent directors of the Company.
Pursuant to the terms of the 2022 AMA, CAM will provide investment advisory, development, and asset management services necessary to build out, stabilize and manage the Anchor Portfolio. The Anchor Portfolio consists primarily of two of the larger transit-oriented, mixed-use developments located at metro stops on Washington D.C. Metro’s Silver Line (Reston Station and Loudoun Station), which are owned by CP Entities of varying ownership interests, but all of which are ultimately controlled by Mr. Clemente.
Pursuant to the modified fee structure set forth in the 2022 AMA, CP will pay CAM an annual fee equal to the greater of either (i) an aggregate amount equal to the sum of (a) an asset management fee equal to 2.5% of the Anchor Portfolio revenues; (b) a construction management fee equal to 5% of all costs associated with Anchor Portfolio projects in development; (c) a property management fee equal to 1% of the Anchor Portfolio revenues; (d) an acquisition fee generally equal to up to 0.5% of the purchase price of an acquired asset; and (e) a disposition fee generally equal to 0.5% of the sales price of an asset on disposition (collectively the “Market Rate Fee”); or (ii) an aggregate amount equal to the sum of (x) the employment expenses of personnel dedicated to providing services to the Anchor Portfolio pursuant to the 2022 AMA, (y) the costs and expenses of CHCI related to maintaining the listing of its shares on a securities exchange and complying with regulatory and reporting obligations of a public company, and (z) a fixed annual payment of $1,000,000 (collectively the “Cost Plus Fee”).
In addition to the annual payment of either the Market Rate Fee or the Cost Plus Fee, CAM is also entitled on an annual basis to the following supplemental fees; (i) (x) when receiving Market Rate Fees, on a mark to market basis, an incentive fee equal to 20% of the imputed profit of certain real estate assets comprising the Anchor Portfolio for which a triggering event has occurred, after calculating a compounding preferred return of 8% on CP invested capital (the “Market Incentive Fee”), or, (y) when receiving the Cost Plus Fee, on a mark to market basis, an incentive fee equal to 10% of the imputed profit of certain real estate assets comprising the Anchor Portfolio for which a triggering event has occurred, after calculating a compounding preferred return of 8% on CP invested capital (the “Base Incentive Fee”); plus (ii) an investment origination fee equal to 1% of raised capital, (iii) a leasing fee equal to $1.00/sf for new leases and $.50/sf for renewals; and (iv) mutually agreeable loan origination fees related to the Anchor Portfolio.

The 2022 AMA will terminate on January 1, 2035 (“Initial Term”), and will automatically renew for successive additional one-year terms (each an “Extension Term”) unless CP delivers written notice of non-renewal of the 2022 AMA at least 180 days prior to the termination date of the Initial Term or any Extension Term. Twenty-four months after the effective date of the 2022 AMA, CP is entitled to terminate the 2022 AMA without cause upon 180 days advance written notice to CAM. In the event of such a termination and in addition to the payment of any accrued annual fees due and payable as of the termination date under the 2022 AMA, CP is required to pay a termination fee equal to (i) two times the Cost Plus Fee or Market Rate Fee and supplemental fees paid to CAM for the calendar year immediately preceding the termination.
The foregoing description of the material terms of the 2022 AMA is not exhaustive and is qualified in its entirety by reference to the full text of the 2022 AMA, which the Company intends to file as an exhibit to the Company’s Form 10-Q for the quarter ending June 30, 2022.
Item 1.02 Termination of a Material Definitive Agreement
As described in Item 1.01 of this Form 8-K, on June 13, 2022, CHCI entered into the 2022 AMA, which superseded and replaced in its entirety the 2019 AMA.
Item 3.02 Unregistered Sales of Equity Securities
The information provided in Item 1.01 of this Form 8-K with respect to the issuance of the shares of Class A common stock pursuant to the SEPA is incorporated herein by reference. The shares of Class A Common Stock were issued in reliance on an exemption from registration under Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act of 1933, as amended.
Item 7.01 Regulation FD Disclosure
On June 13, 2022, the Company posted an updated investor presentation to its website, www.ComstockCompanies.com.
The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any filing made by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Comstock Holding Companies, Inc. press release, dated June 13, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMSTOCK HOLDING COMPANIES, INC.

Date: June 13, 2022	By:	/s/ CHRISTOPHER CLEMENTE
Christopher Clemente Chairman and Chief Executive Officer